As filed with the U.S. Securities and Exchange Commission on June 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Huachen AI Parking Management Technology Holding Co., Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	Not Applicable
(State or other jurisdiction of	(Translation of Registrant’s	(I.R.S. Employer
incorporation or organization)	Name into English)	Identification No.)

Room 201, 2nd Floor

No. 6395 Hutai Road, Baoshan District

Shanghai, China

T: +852 9579 1074

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 – telephone

+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 5, 2026

Huachen AI Parking Management Technology Holding Co., Ltd

$200,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, Class A ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our Class A ordinary shares are traded on the Nasdaq Capital Market under the symbol “HCAI”. On June 2, 2026, the closing price of our Class A ordinary shares as reported by the Nasdaq Capital Market was $7.85. During the year immediately prior to the date of this prospectus, the high and low closing prices were US$4.11 and US$18.20 per Class A ordinary share, respectively. We have recently experienced price volatility in our share price. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F.

The aggregate market value of our outstanding Class A ordinary shares held by non-affiliates or public float, as of the date of this prospectus, was approximately $9,674,665, which was calculated based on 531,575 Class A ordinary shares held by non-affiliates and the per share price of $18.20, which was the closing price of our Class A ordinary shares on Nasdaq on May 4, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A ordinary shares in any 12-month period so long as the aggregate market value of our outstanding Class A ordinary shares held by non-affiliates remains below US$75,000,000. No securities were offered pursuant to General Instruction I.B.5. during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Huachen AI Parking Management Technology Holding Co., Ltd, or HCAI is a not a PRC operating company, but a holding company incorporated in the Cayman Islands with no material operations of its own. Our Operating Subsidiaries (as defined below) primarily conduct business operations in China. This structure involves unique risks to investors. See “Prospectus Summary -- Corporate History and Structure.” Unless the context indicates otherwise, references to “we,” “us,” “our,” “Huachen Cayman,” “our Company,” and the “Company” are to Huachen AI Parking Management Technology Holding Co., Ltd, a Cayman Islands exempted company. References to “PRC subsidiaries” are to Huachen Cayman’s subsidiaries established under the laws of the PRC. References to “Operating Subsidiaries” are to YHC HK, CYH Shanghai, Hangzhou ZHC and Jiaxing XC. Investors in this offering will not directly hold equity interests in the Operating Subsidiaries. The Chinese regulatory authorities could disallow this structure, which would likely result in a material change in the operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of our securities to significantly decline or become worthless. See “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate” in our Annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 13, 2026 (the “2025 Annual Report”).

This is an offering of the Class A ordinary shares of HCAI, the holding company in the Cayman Island that does not conduct operation. Investors in this offering may never directly hold any equity interests in the Operating Subsidiaries that primarily conduct operations in China.

Investing in our Class A ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors being incorporated by reference in our 2025 Annual Report and beginning on page 17 to read about factors you should consider before buying our Class A ordinary shares.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

In connection with our issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, except for the filing procedures with the CSRC and reporting of relevant information according to the Overseas Listing Trial Measures, we believe that the Company and its subsidiaries are currently not required to obtain any other approval from the CSRC to list on U.S exchanges or issue securities to foreign investors, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rule that are our beneficial owners; (ii) the Chinese regulatory authority currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rule; and (iii) no provision in the M&A Rule clearly classifies contractual arrangements as a type of transaction subject to the M&A Rule.

However, there remains some uncertainty as to how the M&A Rule will be interpreted or implemented in the context of an overseas offering and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rule. We cannot assure you that relevant PRC government agencies, would reach the same conclusion as our PRC counsel, Shanghai Xiading Law Firm, does, and hence we may face regulatory actions or other sanctions from the PRC regulatory agencies. These regulatory agencies may impose fines and penalties on the operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our continued offering into China, restrict or prohibit the payments or remittance of dividends by our PRC subsidiaries or take other actions that could have a material adverse effect on the business, financial condition, results of operations, reputation and prospects, as well as the trading price of the shares. It is uncertain when and whether the Company will be required to obtain permission from the China regulatory authority to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

The China regulatory authority may legally restricted or influence the operations at any time, which could result in a material change in the operations. Recently, the China regulatory authority initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, Shanghai Xiading Law Firm, we currently are not subject to cybersecurity review with the CAC, to conduct business operations in China, given that: (i) the Operating Subsidiaries do not possess a large amount of personal information in the business operations; and (ii) data processed in the business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, as confirmed by our PRC counsel, Shanghai Xiading Law Firm, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which were provided by us and audited by our auditor Audit Alliance LLP, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB 400 million. See “Item 3. Key Information — 3.D. Risk Factors — Risks Related to Doing Business in China — Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain” in our 2025 Annual Report.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

Our auditor, Audit Alliance LLP, headquartered in Singapore, is an independent registered public accounting firm that issues the audit report included in this prospectus. As an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, Audit Alliance LLP is subject to U.S. laws under which the PCAOB conducts regular inspections to assess compliance with applicable professional standards with the last inspection on September 27, 2024. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators or the SEC or Nasdaq applies additional and more stringent criteria, and if PCAOB determines that it is not able to inspect Audit Alliance LLP at such future time, Nasdaq may delist our Class A Ordinary Shares and the value of our Ordinary Shares may significantly decline or become worthless. See “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Ordinary Shares— Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2025 Annual Report.

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary.

Huachen Cayman currently has not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on Huachen Cayman’s ability to transfer cash to investors.

As a holding company, Huachen Cayman may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for its cash and financing requirements. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Huachen Cayman. Huachen Cayman is permitted under the laws of the Cayman Islands to provide funding to the subsidiary incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. The subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Huachen Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from HK to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary, through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Shanghai Xiading Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. The Company’s subsidiaries in the PRC have not transferred any earnings or cash to the Company to date. As of the date of this prospectus, there has not been any assets or cash transfer between the holding company and its subsidiaries. As of the date of this prospectus, there has not been any assets or cash transfer between the holding company and its subsidiaries. As of the date of this prospectus, there has not been any dividends or distributions made to US investors. The Company’s business is conducted through its subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its PRC subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiaries are restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the SAFE or its local bureau. Aside from the declaration to the SAFE, there is no restriction or limitations on such cash transfer or earnings distribution.

See “Prospectus Summary – Transfers of Cash between Our Company and Our Subsidiaries” in this prospectus. See also “Item 8. Financial Information – A. Consolidated Statements and Other Financial Information – Dividend Policy” and “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to our Corporate Structure – We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business”, our audited consolidated financial statements for the fiscal years ended December 31, 2025, 2024 and 2023 in our 2025 Annual Report incorporated in this prospectus by reference.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2026

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Class A Ordinary Shares” refers to Class A ordinary shares of Huachen Cayman with par value $0.0000375 per share.

●	“Class B Ordinary Shares” refers to Class B ordinary shares of Huachen Cayman with par value $0.0000375 per share.

●	Chuang Yu He (Shanghai) Industrial Co., Ltd. (“CYH Shanghai”) was incorporated on June 12, 2025 under the laws of the PRC. CYH Shanghai is a wholly-owned subsidiary of YHC HK.

●	Hangzhou Zhihuichong Technology Co., Ltd. (“Hangzhou ZHC”) was incorporated on November 20, 2025 under the laws of the PRC. Hangzhou ZHC is a wholly-owned subsidiary of CYH Shanghai.

●	Huachen HK refers to Hua Chen Intelligent Technology Co. Limited, an entity incorporated under the laws and regulations in Hong Kong and a wholly-owned subsidiary of Huachen Cayman.

●	“Hua Chen WFOE” refers to Huachen AI Technology (Zhejiang) Co., Ltd. (华谌人工智能科技（浙江）有限公司), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Hua Chen Intelligent Technology Co. Limited.

●	Jiaxing Xuchen Technology Co., Ltd. (“Jiaxing XC”) was incorporated on September 9, 2025 under the laws of the PRC. Jiaxing XC is a wholly-owned subsidiary of CYH Shanghai.

●	“Ordinary Shares” refer to both Class A Ordinary Shares and Class B Ordinary Shares of Huachen Cayman

●	“RMB” refers to Renminbi, or the legal currency of the PRC.

●	“Shanghai TD Manufacturing” refers to Shanghai Tiandidaochuan Parking Equipment Manufacturing Co., Ltd. (上海天地岛川停车设备制造有限公司), a limited liability company organized under the laws of the PRC and a majority-owned subsidiary of Zhejiang Huachen Technology Co., Ltd (浙江华谌科技有限公司).

●	“Shanghai TD Parking” refers to Shanghai Tiandiricheng Parking Lots Management Co., Ltd. (上海天地日成停车场管理有限公司), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Shanghai TD Manufacturing.

●	“Shanghai Yufeng” refers to Shanghai Yufeng Information Technology Co., Ltd. (上海舆丰信息科技有限公司), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Shanghai TD Manufacturing.

●	“Shanghai TP Parking” refers to Shanghai Tiandi Puji Parking Management Co., Ltd. (上海天地浦机停车场管理有限公司), a limited liability company organized under the laws of the PRC and a wholly -owned subsidiary of Shanghai TD Parking.

●	“Shanghai TD Installation” refers to Shanghai Tiandidaochuan Parking Equipment Installation Co., Ltd. (上海天地岛川停车设备安装有限公司), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Shanghai TD Parking.

●	Yu He Chuang Co., Ltd (“YHC HK”) was incorporated on April 1, 2025, under the laws of the under the laws of Hong Kong. YHC HK is a wholly-owned subsidiary of Huachen Cayman.

●	“Zhejiang Xinfeng” refers to Zhejiang Xinfeng Trade Co., Ltd. (浙江馨丰贸易有限公司), a limited liability company organized under the laws of the PRC and a majority-owned subsidiary of Zhejiang Huachen Technology Co., Ltd (浙江华谌科技有限公司).

●	“U.S. dollars,” “$,” and “USD” refer to the legal currency of the United States.

●	“WFOE” refers to a wholly foreign-owned enterprise.

●	“Zhejiang Hua Chen Tech” refers to Zhejiang Huachen Technology Co., Ltd., a limited liability company organized under the laws of the PRC and a majority-owned subsidiary of Hua Chen WFOE.

●	“Zhejiang TD Parking” refers to Zhejiang Tiandidaochuan Parking Equipment Co., Ltd. (浙江天地岛川停车设备有限公司), a limited liability company organized under the laws of the PRC and a wholly-owned subsidiary of Shanghai TD Manufacturing.

iii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

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PROSPECTUS SUMMARY

Corporate History and Structure

The following diagram illustrates our corporate structure:

Huachen AI Parking Management Technology Holding Co., Ltd
("Huachen Cayman")
(a Cayman company)
100%
Yu He Chuang Co., Ltd.
("YHC HK")
(a Hong Kong company)
Offshore
100%
Onshore
Chuang Yu He (Shanghai) Industrial Co., Ltd.
("CYH Shanghai")
(a PRC company)
90%
100%
Hangzhou Zhihuichong Technology Co., Ltd.
("Hangzhou ZHC")
(a PRC company)
Jiaxing Xuchen Technology Co., Ltd.
("Jiaxing XC")
(a PRC company)

Holding Company Structure

HCAI is a holding company incorporated in the Cayman Islands with no material operations of its own. All of our operation are conducted by our Operating Subsidiaries, which primarily conduct business operations in the PRC. Investors in our Class A ordinary shares are purchasing equity securities of HCAI, the Cayman Islands holding company, instead of shares of our Operating Subsidiaries. Investors in our Class A ordinary shares should be aware that they may never directly hold equity interests in our Operating Subsidiaries.

As a result of our corporate structure, HCAI’s ability to pay dividends may depend upon dividends paid by our Operating Subsidiaries. If our existing Operating Subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

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Our Subsidiaries and Business Functions

Huachen Cayman was incorporated on September 30, 2021, under the laws of the Cayman Islands. Huachen Cayman is a holding company and is currently not actively engaging in any business.

Yu He Chuang Co., Ltd (“YHC HK”) was incorporated on April 1, 2025, under the laws of the under the laws of Hong Kong. YHC HK is a wholly-owned subsidiary of the Company. It is a holding company and is not actively engaging in any business.

Chuang Yu He (Shanghai) Industrial Co., Ltd. (“CYH Shanghai”) was incorporated on June 12, 2025 under the laws of the PRC. CYH Shanghai is a wholly-owned subsidiary of YHC HK and currently has no operations.

Hangzhou Zhihuichong Technology Co., Ltd. (“Hangzhou ZHC”) was incorporated on November 20, 2025 under the laws of the PRC. Hangzhou ZHC is a wholly-owned subsidiary of CYH Shanghai and its primary business consists of the development and operation of charging infrastructure and operating platforms for new-energy two-wheeled vehicles and electric vehicles.

Jiaxing Xuchen Technology Co., Ltd. (“Jiaxing XC”) was incorporated on September 9, 2025 under the laws of the PRC. Jiaxing XC is a wholly-owned subsidiary of CYH Shanghai and currently engages in the sale of equipment structures and metal products.

Corporate History

Huachen Cayman was incorporated on September 30, 2021, under the laws of the Cayman Islands. Huachen Cayman is a holding company and is currently not actively engaging in any business.

Huachen HK was incorporated on December 22, 2021, under the laws of the under the laws of Hong Kong. Huachen HK is a wholly-owned subsidiary of Huachen Cayman. It is a holding company and is not actively engaging in any business.

Hua Chen WFOE was incorporated on October 18, 2022 under the laws of the PRC. Hua Chen WFOE is a wholly-owned subsidiary of Huachen HK and currently has no operations.

Zhejiang Hua Chen Tech, previously known as Shanghai Hua Chen Steel Structure Installation Engineering Co., was incorporated on June 14, 2005 under the laws of the PRC. Zhejiang Hua Chen Tech is a majority-owned subsidiary of Hua Chen WFOE and currently engaged in the business of structural steel components purchasing and sales.

Shanghai TD Manufacturing was incorporated on February 11, 2004 under the laws of the PRC. Shanghai TD Manufacturing is a majority-owned subsidiary of Zhejiang Hua Chen Tech and currently engaged in cubic parking equipment project bidding, purchasing, production and sales.

Zhejiang TD Parking was incorporated on November 7, 2017 under the laws of the PRC. Zhejiang TD Parking is a wholly-owned subsidiary of Shanghai TD Manufacturing and currently engaged in the cubic parking equipment production and assembling and structural steel components production.

Shanghai TD Parking was incorporated on July 27, 2012 under the laws of the PRC. Zhejiang TD Parking is a wholly-owned subsidiary of Shanghai TD Manufacturing and currently engaged in the business of parking operation management.

Shanghai Yufeng was incorporated on November 16, 2016 under the laws of the PRC. Zhejiang TD Parking is a wholly-owned subsidiary of Shanghai TD Manufacturing and currently engaged in the research and development of parking equipment supporting software.

Shanghai TP Parking was incorporated on April 1, 2015 under the laws of the PRC. Zhejiang TD Parking is a wholly-owned subsidiary of Shanghai TD Parking and currently engaged in the business of parking operation management.

Shanghai TD Installation was incorporated on March 18, 2008 under the laws of the PRC. Zhejiang TD Parking is a wholly-owned subsidiary of Shanghai TD Parking and currently engaged in cubic parking equipment installation, repair and maintenance services.

Zhejiang Xinfeng was incorporated on February 7, 2024 under the laws of the PRC. Zhejiang Xinfeng is a wholly-owned subsidiary of Zhejiang Hua Chen Tech and currently engaged in the cubic parking equipment and structural steel components sales.

On August 12, 2024, the Company effected a 1-for-800 forward split of our Ordinary Shares, cancelled certain authorized but unissued Ordinary Shares and diminished the Company’s authorized share capital. As a result, the authorized share capital of the Company upon the completion of such the forward split was $250 divided into 200,000,000 shares of a par value of $0.00000125.

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Immediately upon the completion of the forward split, cancellation of authorized but unissued Ordinary Shares and diminution of authorized share capital, the board of directors of the Company approved the surrender of a total of 10,000,000 Ordinary Shares for no consideration to the Company for cancellation, among which (i) 6,317,000 Ordinary Shares were surrendered by Huahao (BVI) Limited, (ii) 1,000,000 Ordinary Shares were surrendered by Huayue (BVI) Holding Limited, (iii) 846,000 Ordinary Shares were surrendered by Huajing (BVI) Limited, (iv) 884,000 Ordinary Shares were surrendered by Huamao (BVI) Limited, (v) 953,000 Ordinary Shares were surrendered by Huaxuan (BVI) Limited. As a result, the total number of Ordinary Shares issued and outstanding became 30,000,000 Ordinary Shares and each of Huahao (BVI) Limited, Huayue (BVI) Holding Limited, Huajing (BVI) Limited, Huamao (BVI) Limited and Huaxuan (BVI) Limited owns 18,951,000 Ordinary Shares, 3,000,000 Ordinary Shares, 2,538,000 Ordinary Shares, 2,652,000 Ordinary Shares, and 2,859,000 Ordinary Shares, respectively.

Yu He Chuang Co., Ltd (“YHC HK”) was incorporated on April 1, 2025, under the laws of the under the laws of Hong Kong. YHC HK is a wholly-owned subsidiary of the Company. It is a holding company and is not actively engaging in any business.

On May 20, 2025, Huachen Cayman effected a share capital increase, implemented a dual-class share capital structure, and approved the repurchase and issuance of shares. As a result, the Company’s authorized share capital increased from $250 divided into 200,000,000 shares of a par value of $0.00000125 each to $500 divided into 350,000,000 Class A Ordinary Shares and 50,000,000 Class B Ordinary Shares of a par value of $0.00000125 each.

As a result of the repurchase and issuance of shares, 16,000,000 Ordinary Shares held by Huahao (BVI) Limited were redesignated to 16,000,000 Class A Ordinary Shares, and Huahao (BVI) Limited was issued 16,000,000 Class B Ordinary Shares.

Chuang Yu He (Shanghai) Industrial Co., Ltd. (“CYH Shanghai”) was incorporated on June 12, 2025 under the laws of the PRC. CYH Shanghai is a wholly-owned subsidiary of YHC HK and currently has no operations.

On June 30, 2025, Huachen Cayman entered into a non-binding cooperative agreement with Hangzhou Qianhui Electric Technology Co., Ltd (“Hangzhou Qianhui”), a company that is involved in the two-wheeled e-charging business. Under the non-binding cooperative agreement, Huachen Cayman would provide financial support to Hangzhou Qianhui, in exchange for Hangzhou Qianhui executing the business operations, encompassing the procurement and self-construction of e-charging stations, as well as managing the charging platform.

Hangzhou Zhihuichong Technology Co., Ltd. (“Hangzhou ZHC”) was incorporated on November 20, 2025 under the laws of the PRC. Hangzhou ZHC is a wholly-owned subsidiary of CYH Shanghai and its primary business consists of the development and operation of charging infrastructure and operating platforms for new-energy two-wheeled vehicles and electric vehicles.

Jiaxing Xuchen Technology Co., Ltd. (“Jiaxing XC”) was incorporated on September 9, 2025 under the laws of the PRC. Jiaxing XC is a wholly-owned subsidiary of CYH Shanghai and currently engages in the sale of equipment structures and metal products.

On December 8, 2025, Huachen Cayman effected a share capital increase, as well as authorized the Board of Huachen Cayman to approve a share combination of the Class A Ordinary Shares and Class B Ordinary Shares, at a ratio of not less than 1-for-2 and not more than 1-for-250, with the final ratio to be determined by the Board of Huachen Cayman in its sole discretion at any time after approval by the shareholders, and implementation of the share combination occurring at the Board’s discretion any time prior to one year from December 8, 2025. As a result, the Company’s authorized share capital increased from US$500 divided into 350,000,000 Class A Ordinary Shares of par value of US$0.00000125 each and 50,000,000 Class B Ordinary Shares of par value of US$0.00000125 each to US$78,125 divided into 50,000,000,000 Class A Ordinary Shares of par value of US$0.00000125 each and 12,500,000,000 Class B Ordinary Shares of par value of US$0.00000125 each, by the creation of 49,650,000,000 new Class A Ordinary Shares and 12,450,000,000 Class B Ordinary Shares.

On December 22, 2025, the Company and Huachen HK a company formed under the laws of Hong Kong and a subsidiary of the Company (the “Target”) entered into a share purchase agreement (the “Agreement”) with a buyer (the “Buyer”). Pursuant to the Agreement, the Company agreed to sell and the Buyer agreed to purchase all the issued and outstanding shares of the Target at a purchase price of $50,000, which sale includes the sale of the Target’s subsidiaries, including Huachen AI Technology (Zhejiang) Co., Ltd., Zhejiang Huachen Technology Co., Ltd., Shanghai Tiandidaochuan Parking Equipment Manufacturing Co., Ltd., Zhejiang Tiandidaochuan Parking Equipment Co., Ltd., Shanghai Tiandiricheng Parking Lots Management Co., Ltd., Shanghai Yufeng Information Technology Co., Ltd., Shanghai Tiandi Puji Parking Management Co., Ltd. Shanghai Tiandidaochuan Parking Equipment Installation Co., Ltd., and Zhejiang Xinfeng Trade Co., Ltd.

On March 24, 2026, the Board of Directors of the Company approved a reverse split of all of the Company’s authorized and issued Class A Ordinary Shares and Class B Ordinary Shares at a ratio of one-for-thirty (1-for-30), reducing the number of outstanding Class A Ordinary Shares of the Company from approximately 18,897,500 shares to approximately 629,942 shares and the number of outstanding Class B Ordinary Shares of the Company from approximately 16,000,000 shares to approximately 533,334 shares. As a result of the reverse split, which became effective on April 13, 2026, the par value of the Class A Ordinary Shares and Class B Ordinary Shares was be increased to $0.0000375 per share and the number of authorized ordinary shares was reduced to 2,083,333,334 Ordinary Shares, comprising of 1,666,666,667 Class A Ordinary Shares and 416,666,667 Class B Ordinary Shares.

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Business Overview

The Operating Subsidiaries are committed to developing comprehensive electric vehicle charging solutions and providing equipment structural parts by leveraging the expertise of machinery, electricity, and instrumentation and understanding of various industries such as transportation, property management, and urban planning. We are a comprehensive electric vehicle charging solutions and equipment structural parts provider and conduct all our operations through our Operating Subsidiaries in China.

Previously, we also used to provide customized smart parking solutions to optimize efficiency in limited parking spaces, covering smart cubic parking garage design, cubic parking equipment manufacturing, sales, installation, and maintenance. To cater the customers’ different parking needs, we manufacture and offer various cubic parking garage products by employing various working principles, such as lifting and shifting, convenient lifting, vertical circulation, vertical lifting, plane moving, alley stacking, multi-layer cycle, horizontal cycle, and car lift. Moreover, the Operating Subsidiaries offer design, repair, and maintenance services to ensure the continued functionality of our parking solutions. Customers for comprehensive parking solutions are government departments, hospitals, property management companies, real estate companies, institutions, residential communities, and other businesses with parking lots or garages. With the production qualification and market presence, the Operating Subsidiaries’ smart parking system addresses parking challenges in urban areas in China experiencing rapid development.

Growth in the smart parking sector has slowed as a result of the downturn in China’s real estate market. As part of its strategic realignment, the Company continues to focus on its equipment structural parts business, which is conducted through Jiaxing XC, and, in the second half of 2025, commenced its electric vehicle charging business, including the development and operation of charging infrastructure and operating platforms for new-energy two-wheeled vehicles and electric vehicles, which is conducted through Hangzhou ZHC.

The Operating Subsidiaries offer equipment structural parts, including (i) Prefabricated Steel Plate Structures for Modular Construction, (ii) Retaining Pile Structures for Foundation Pits. Customers of equipment structural parts, including are industrial manufacturing companies, such as producers of mining haulers, industrial conveyors, railroad tracks, and other products.

Growth Strategies

Accelerate Asset-Light Transformation and Supply Chain Integration

We are committed to completing our strategic pivot toward an asset-light operational model within the steel structure segment. By decoupling our high-value engineering expertise from capital-intensive manufacturing, we intend to focus on technical design, quality assurance, and trade agency services:

Implementation: We will leverage our 20-year database of proprietary designs for prefabricated modular structures and foundation pit shoring systems to provide high-margin consultancy.

Competitive Edge: This shift allows us to dynamically scale production through a certified network of third-party OEMs, significantly reducing fixed-asset depreciation and enabling us to respond more rapidly to fluctuations in global construction demand.

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Aggressive Expansion of Destination Charging Infrastructure

Our primary growth engine in the EV sector is the rapid deployment of hardware solutions tailored for destination charging scenarios, such as residential complexes, commercial office hubs, and public parking facilities.

Implementation: We plan to intensify our investment in the construction and sales of dual-mode charging piles (supporting both two-wheel and four-wheel vehicles). By forming long-term strategic alliances with real estate developers and property management firms, we aim to secure “first-mover” status in high-density urban locations.

Financial Goal: This expansion is designed to build a vast, captive user base that provides stable recurring cash flow through charging fees and serves as the entry point for our digital platform.

Maximizing Digital Monetization via R&D and Platform Innovation

We intend to transition our EV segment from a hardware-centric business to a data-driven service provider. Our R&D efforts are focused on the continuous iteration of our proprietary charging management platform.

Implementation: Our team of MCU and full-stack engineers is developing advanced communication protocols to improve grid-to-vehicle efficiency and user interaction. We are building sophisticated data analytics tools to understand user behavior, which will enable the rollout of value-added services such as targeted digital advertising, premium membership programs, and energy-saving consulting.

Strategic Shift: This strategy is aimed at diversifying our revenue streams and significantly expanding our gross margins beyond traditional hardware sales.

Products and Services

Overview

The Operating Subsidiaries entered the smart parking industry in 1990s, with a focus on the research and development, production, sales, and operation of cubic parking equipment. The Operating Subsidiaries specialize in the integration of machinery, electricity, and instrumentation to provide comprehensive parking solutions. Recently, we have strategically transitioned this segment toward an asset-light model, focusing on trade and agency of equipment structural parts. In parallel, we have expanded into the EV charging sector, providing an integrated ecosystem that combines high-performance hardware for destination charging with a sophisticated, data-driven management platform. This dual-segment approach allows us to bridge traditional infrastructure expertise with the growing demand for green energy technology.

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Products

Equipment Structural Parts

1. Prefabricated Steel Plate Structures

The Operating Subsidiaries purchase the prefabricated steel plate structures from suppliers, and they sell these directly to the customers. Advanced modular structural components designed for rapid onsite assembly in industrial and commercial building projects.

Prefabricated Steel Plate Structures

2. Foundation Pit Shoring Pile Structures

The Operating Subsidiaries purchase the foundation pit shoring pile structures from suppliers, and they sell these directly to the customers. High-strength structural support systems, including specialized piling solutions, used for earth retention and safety in deep excavation and underground engineering.

Foundation Pit Shoring Pile Structures

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3. Equipment & Machinery Structures:

The Operating Subsidiaries purchase the equipment and machinery structures from suppliers, and they sell these directly to the customers. Customized structural frameworks for heavy industrial equipment and construction machinery, manufactured to rigorous engineering specifications.

Equipment & Machinery Structures

4. Specialized Metal Materials

The Operating Subsidiaries purchase the specialized metal materials from suppliers, and they sell these directly to the customers. Procurement and supply of high-performance and exotic metal materials for specific industrial use cases.

For the fiscal year ended December 31, 2025, the revenue from continuing operations breakdown for our equipment structural parts is detailed in the table below. The percentages represent the proportion of total revenue derived from each category of our equipment structural parts.

Products	Revenue Ratio (%)
Prefabricated Steel Plate Structures	44
Foundation Pit Shoring Pile Structures	26
Others	17
Machinery Structures	13

For the fiscal year ended December 31, 2025, 44% of the revenue of equipment structural parts was generated from Prefabricated Steel Plate Structures, 26% was generated from Foundation Pit Shoring Pile Structures, 17% was generated from others, and 13% was generated from Machinery Structures.

Revenues for the first half of 2025, as well as for the fiscal years 2024 and 2023, were derived entirely from discontinued operations. Accordingly, detailed comparative data for these periods are not presented herein.

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Electric Vehicle Charging

Services

Platform Operations

We operate a proprietary cloud-based management platform that provides real-time monitoring, remote diagnostics, and automated billing for charging station owners and operators.

Value-Added Digital Services

We provide data-driven monetization solutions, including user-traffic analytics and platform-integrated marketing services, aimed at enhancing the profitability and user engagement of our charging network.

The aforementioned service offerings are currently in the research and development stage. We anticipate that these services will begin to generate revenue in the second half of fiscal year 2026.

Research and Development

Our research and development (“R&D”) activities are fundamental to our strategic transition into a technology-driven energy solutions provider. We are committed to developing a vertically integrated ecosystem that harmonizes high-performance charging hardware with a scalable, data-intelligent software architecture.

Core R&D Focus Areas

Proprietary Communication Protocols: We are dedicated to the design and optimization of advanced communication protocols for our charging equipment. These protocols are engineered to ensure seamless interoperability between our hardware and management platforms, enabling high-speed data transmission, remote diagnostics, and real-time power distribution management.

Advanced Charging Platform Development: Our R&D team is focused on building a robust, cloud-native charging management platform. This platform is designed to handle high-concurrency transactions and provide a secure, user-centric interface for both two-wheel and four-wheel vehicle owners.

Technical Talent and Expertise

Microcontroller (MCU) Engineers: These specialists focus on the firmware and embedded systems of our hardware, ensuring the stability, safety, and efficiency of our charging piles at the edge layer.

Software Engineering (Front-end and Back-end): Our full-stack software team is responsible for the architecture of our management platform. Back-end engineers focus on data processing, API integration, and security, while front-end engineers prioritize enhancing the user interface (“UI”) and user experience (“UX”) to drive platform engagement.

Future R&D Roadmap: Value-Added Service Monetization

Looking forward, our R&D strategy is shifting toward the enhancement of value-added service (“VAS”) monetization capacities. We believe that the long-term value of our EV segment lies in the digital interaction with our charging user base. Current and future development initiatives include:

Data Analytics for Monetization: Developing proprietary algorithms to analyze user charging patterns and behavior, enabling us to offer targeted digital services and localized marketing solutions.

Integrated Ecosystem Services: Researching the integration of additional digital functions, such as smart energy management and premium membership features, designed to diversify our revenue streams beyond traditional charging fees.

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Corporate Information

Our principal executive office is located at Room 201, 2nd Floor, No. 6395 Hutai Road, Baoshan District, Shanghai, China. The telephone number of our principal executive offices is +852 9579 1074. Our registered office in Cayman Islands is at c/o Mourant Governance Services (Cayman) Limited, P.O. Box 1348, 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. We maintain a corporate website at www.hctdparking.com. Our registered agent in the United States is Cogency Global Inc., located at 122 E 42nd Street 18th Floor, New York, NY 10168. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.hctdparking.com. The information contained on our website is not a part of this prospectus.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	prior to March 18, 2026, we were exempt from the provisions of Section 16(a) of the Exchange Act, requiring our directors, executive officers and principal shareholders to file public reports of their beneficial ownership of, and transactions in, our equity securities, as well as from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating that directors and officers of foreign private issuers file reports under Section 16(a) of the Exchange Act (Forms 3, 4 and 5) to disclose their beneficial ownership interests and changes therein, effective March 18, 2026. Accordingly, our directors and executive officers are now subject to the reporting requirements of Section 16(a). However, our officers, directors and principal shareholders remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to their purchases and sales of our securities

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Recent Regulatory Development in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

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On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures,” and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

In connection with our issuance of securities to foreign investors, under current PRC laws, regulations and regulatory rules, as of the date of this prospectus, except for the filing procedures with the CSRC and reporting of relevant information according to the Overseas Listing Trial Measures, we believe that the Company and its subsidiaries are currently not required to obtain any other approval from the CSRC to list on U.S exchanges or issue securities to foreign investors, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rule that are our beneficial owners; (ii) the Chinese regulatory authority currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rule; and (iii) no provision in the M&A Rule clearly classifies contractual arrangements as a type of transaction subject to the M&A Rule.

However, there remains some uncertainty as to how the M&A Rule will be interpreted or implemented in the context of an overseas offering and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rule. We cannot assure you that relevant PRC government agencies, would reach the same conclusion as our PRC counsel, Shanghai Xiading Law Firm, does, and hence we may face regulatory actions or other sanctions from the PRC regulatory agencies. These regulatory agencies may impose fines and penalties on the operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our continued offering into China, restrict or prohibit the payments or remittance of dividends by our PRC subsidiaries or take other actions that could have a material adverse effect on the business, financial condition, results of operations, reputation and prospects, as well as the trading price of the shares. It is uncertain when and whether the Company will be required to obtain permission from the China regulatory authority to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

The China regulatory authority may legally restricted or influence the operations at any time, which could result in a material change in the operations. Recently, the China regulatory authority initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As confirmed by our PRC counsel, Shanghai Xiading Law Firm, we currently are not subject to cybersecurity review with the CAC, to conduct business operations in China, given that: (i) the Operating Subsidiaries do not possess a large amount of personal information in the business operations; and (ii) data processed in the business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, as confirmed by our PRC counsel, Shanghai Xiading Law Firm, we are not subject to merger control review by China’s anti-monopoly enforcement agency due to the level of our revenues which were provided by us and audited by our auditor Audit Alliance LLP, and the fact that we currently do not expect to propose or implement any acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB 400 million.

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Implication of the Holding Foreign Companies Accountable Act (the “HFCA Act”)

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. The SOP Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary.

Our auditor, Audit Alliance LLP, headquartered in Singapore, is an independent registered public accounting firm that issues the audit report included in this prospectus. As an auditor of publicly traded companies in the United States and a firm registered with the PCAOB, Audit Alliance LLP is subject to U.S. laws under which the PCAOB conducts regular inspections to assess compliance with applicable professional standards with the last inspection on September 27, 2024. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators or the SEC or Nasdaq applies additional and more stringent criteria, and if PCAOB determines that it is not able to inspect Audit Alliance LLP at such future time, Nasdaq may delist our Ordinary Shares and the value of our Ordinary Shares may significantly decline or become worthless. See “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Ordinary Shares— Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2025 Annual Report.

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Transfers of Cash between Our Company and Our Subsidiaries

Our management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors, we will enter into an intercompany loan for the subsidiary.

Huachen Cayman currently has not maintained any cash management policies that dictate the purpose, amount and procedure of cash transfers between the Company, our subsidiaries, or investors. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations. To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Under existing PRC foreign exchange regulations, payment of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. Approval from, or registration with, appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. Cayman Islands law prescribes that a company may only pay dividends out of its profits or share premium, and that a company may only pay dividends if, immediately following the date on which the dividend is paid, the company remains able to pay its debts as they fall due in the ordinary course of business. Other than that, there is no restrictions on Huachen Cayman’s ability to transfer cash to investors.

As a holding company, Huachen Cayman may rely on dividends and other distributions on equity paid by our subsidiaries, including those based in the PRC, for its cash and financing requirements. If any of the PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Huachen Cayman. Huachen Cayman is permitted under the laws of the Cayman Islands to provide funding to the subsidiary incorporated in Hong Kong through loans or capital contributions without restrictions on the amount of the funds. The subsidiaries are permitted under the respective laws of Hong Kong to provide funding to Huachen Cayman through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividends transfers from HK to the Cayman Islands. Current PRC regulations permit our WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations.

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The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital. The Company is able to transfer cash (US Dollars) to its PRC subsidiaries through an investment (by increasing the Company’s registered capital in a PRC subsidiary). The Company’s subsidiaries within China can transfer funds to each other when necessary, through the way of current lending. The transfer of funds among companies are subject to the Provisions on Private Lending Cases, which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Shanghai Xiading Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries. The Company’s subsidiaries in the PRC have not transferred any earnings or cash to the Company to date. As of the date of this prospectus, there has not been any assets or cash transfer between the holding company and its subsidiaries. As of the date of this prospectus, there has not been any assets or cash transfer between the holding company and its subsidiaries. As of the date of this prospectus, there has not been any dividends or distributions made to US investors. The Company’s business is conducted through its subsidiaries. The Company is a holding company and its material assets consist solely of the ownership interests held in its PRC subsidiaries. The Company relies on dividends paid by its subsidiaries for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. As a result of PRC laws and regulations (noted below) that require annual appropriations of 10% of after-tax income to be set aside in a general reserve fund prior to payment of dividends, the Company’s PRC subsidiaries are restricted in that respect, as well as in other respects noted below, in their ability to transfer a portion of their net assets to the Company as a dividend.

With respect to transferring cash from the Company to its subsidiaries, increasing the Company’s registered capital in a PRC subsidiary requires the filing of the local commerce department, while a shareholder loan requires a filing with the SAFE or its local bureau. Aside from the declaration to the SAFE, there is no restriction or limitations on such cash transfer or earnings distribution.

With respect to the payment of dividends, we note the following:

1.	PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations (an in-depth description of the PRC regulations is set forth below);

2.	Our PRC subsidiaries are required to set aside, at a minimum, 10% of their net income after taxes, based on PRC accounting standards, each year as statutory surplus reserves until the cumulative amount of such reserves reaches 50% of their registered capital;

3.	Such reserves may not be distributed as cash dividends;

4.	Our PRC subsidiaries may also allocate a portion of their after-tax profits to fund their staff welfare and bonus funds; except in the event of a liquidation, these funds may also not be distributed to shareholders; the Company does not participate in a Common Welfare Fund; and

5.	The incurrence of debt, specifically the instruments governing such debt, may restrict a subsidiary’s ability to pay shareholder dividends or make other cash distributions.

If, for the reasons noted above, our subsidiaries are unable to pay shareholder dividends and/or make other cash payments to the Company when needed, the Company’s ability to conduct operations, make investments, engage in acquisitions, or undertake other activities requiring working capital may be materially and adversely affected. However, the operations and business, including investment and/or acquisitions by our subsidiaries within China, will not be affected as long as the capital is not transferred in or out of the PRC.

As of the date of this prospectus, no dividends, distributions or transfers have been made between Huachen Cayman and any of its subsidiaries and no dividends, distributions or transfers have been made by Huachen Cayman to its shareholders. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends in the foreseeable future. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries.

See “Item 8. Financial Information – A. Consolidated Statements and Other Financial Information – Dividend Policy”, “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to our Corporate Structure – We rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of the Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” in our 2025 Annual Report.

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Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides fewer protections to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Shanghai Xiading Law Firm, our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the PRC (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the PRC, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the PRC, or in accordance with the principle of reciprocity.

If the people’s courts are of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the PRC or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the PRC or in accordance with the principle of reciprocity, then the people’s court shall issue a ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which order shall be implemented in accordance with the relevant laws. A judgment or ruling that violates the basic principles of the laws of the PRC or the sovereignty, security and public interests of the country will not be recognized and implemented.

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If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the PRC, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the PRC or in accordance with the principle of reciprocity.

Mourant Ozannes (Cayman) LLP, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Mourant Ozannes (Cayman) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We believe that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our most recent annual report on Form 20-F as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

The dual-class structure of our ordinary shares may have the effect of concentrating voting control with certain shareholders, which will limit your ability to influence the outcome of important transactions, including a change in control.

Under our amended and restated memorandum and articles of association, we are authorized to issue 1,666,666,667 Class A ordinary shares of $0.0000375 par value per share and 416,666,667 Class B ordinary shares of $0.0000375 par value per share. As of the date of this prospectus, there are 629,942 Class A ordinary shares and 533,334 Class B ordinary shares issued and outstanding. Each of our Class B ordinary shares has thirty (30) votes per share, and each of our Class A ordinary shares has one (1) vote per share. We may issue Class B ordinary shares in the future. Because of the thirty-to-one voting ratio between our Class B ordinary shares and Class A ordinary shares, future holders of our Class B ordinary shares may collectively control a majority of the combined voting power of our ordinary shares and therefore be able to control all matters submitted to our shareholders for approval even when the shares of Class B ordinary shares represent a minority of all outstanding shares of our Class A ordinary shares and Class B ordinary shares. These holders of our Class B ordinary shares may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The potentially concentrated control may have the effect of delaying, preventing or deterring a change in control of our company, could deprive our shareholders of an opportunity to receive a premium for their ordinary shares as part of a sales of our company and might ultimately affect the market price of our Class A Ordinary Shares.

We may not successfully implement our strategic transition from smart parking solutions and equipment structural parts to electric vehicle charging infrastructure.

We have historically operated as a smart parking solutions and equipment structural parts provider in China, with business activities including smart cubic parking garage design, manufacturing, sales, installation and maintenance, as well as the sale of equipment structural parts. We are currently undertaking a significant strategic transition away from our historical smart parking business and toward the development and operation of charging infrastructure and operating platforms for new-energy two-wheeled vehicles and electric vehicles.

This transition involves substantial changes to our business model, operating structure, technology requirements, capital needs, customer base, regulatory exposure and competitive environment. Our historical experience in smart parking and equipment structural parts may not translate into the capabilities required to develop, operate and scale an electric vehicle charging business. The electric vehicle charging business may require us to develop new expertise in site selection, charging equipment procurement, installation, electricity supply, grid connection, fire and electrical safety, charging platform operation, user acquisition, payment systems, data management, maintenance and regulatory compliance.

If we are unable to successfully execute this transition, develop the necessary operational and technical capabilities, attract users, secure suitable locations, achieve sufficient utilization of charging infrastructure, or manage the costs and risks associated with the electric vehicle charging business, our business, financial condition and results of operations could be materially and adversely affected.

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Our transition into electric vehicle charging infrastructure is at an early stage, and we may not generate sufficient revenue to offset the decline or disposition of our historical smart parking business.

Our electric vehicle charging business is newly commenced and has a limited operating history. We have not yet demonstrated that we can generate meaningful revenue, cash flow or profitability from the development and operation of charging infrastructure and operating platforms. Our historical financial results were primarily derived from smart parking solutions, equipment structural parts and related maintenance services, and may not be indicative of our future results as we transition into electric vehicle charging infrastructure.

As we shift away from our historical businesses, we may experience a decline in revenue from smart parking solutions, maintenance services and equipment structural parts before our electric vehicle charging business generates sufficient revenue to replace such decline. Our transition may also require substantial upfront investment in charging equipment, site development, platform development, personnel, maintenance, compliance and marketing. If our electric vehicle charging business does not develop as expected, or if it takes longer than anticipated to achieve commercial scale, our revenue, profitability, liquidity and growth prospects could be materially and adversely affected.

The sale of a substantial amount of our Class A ordinary shares and/or securities that are exercisable or convertible into our Class A ordinary shares could adversely affect the prevailing market price of our Class A ordinary shares.

We are registering the sale of Class A ordinary shares and other securities with an aggregate offering price of $200,000,000 and may issue Class A ordinary shares or other equity or debt securities that are exercisable or convertible into Class A ordinary shares pursuant to this prospectus or the applicable prospectus supplement. Furthermore, in the future, we may issue additional Class A ordinary shares or other securities in connection with financing, equity incentive plans, strategic business acquisition, or otherwise. Sales of substantial amounts of our Class A ordinary shares in the public market, or the perception that such sales might occur, could result in substantial dilution to our existing shareholders and could adversely affect the market price of our Class A ordinary shares.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Class A Ordinary Shares or impair our ability to raise money.

All of the Operating Subsidiaries’ operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. The operating entity is subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of the operating entity’s violation of these policies and rules until after the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection the operating entity enjoys than in more developed legal systems. These uncertainties may impede the operating entity’s ability to enforce the contracts it has entered into and could materially and adversely affect its business, financial condition and results of operations.

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The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Illegal Securities Opinions, which were made available to the public on July 6, 2021. The Illegal Securities Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to address with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Illegal Securities Opinions remain unclear on how the law will be interpreted, amended and implemented by the relevant PRC governmental authorities, but the Illegal Securities Opinions and any related implementing rules to be enacted may subject the operating entity to compliance requirements in the future.

On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments, which required that, among others, in addition to a CIIO,” any “data processor” controlling personal information of no less than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

On November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC counsel, Shanghai Xiading Law Firm, the operating entity does not process users’ personal information and it is not deemed to be a CIIO nor is it an online platform operator with personal information of more than one million users.

We are a comprehensive electric vehicle charging provider, and neither the Company nor its subsidiaries engage in data activities as defined under the Personal Information Protection Law of the PRC (the “Personal Information Protection Law”), which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiaries are operators of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, the Measures for Cybersecurity Review (2021 version) was recently adopted, and the Network Internet Data Protection Draft Regulations (draft for comments) is in the process of being formulated and the Illegal Securities Opinions remain unclear on how such measures will be interpreted, amended and implemented by the relevant PRC governmental authorities.

Effective January 1, 2025, China’s Network Data Security Management Regulations introduce enhanced requirements for data security and privacy, particularly concerning personal information protection, data localization, and cross-border data transfers. These regulations impose stricter compliance obligations on data handlers, including requirements to conduct regular data security risk assessments, implement classified data protection measures, and obtain governmental approval for certain cross-border data transfers. Additionally, companies processing large volumes of “important data” or “national core data” may face heightened scrutiny and stricter regulatory oversight. Failure to comply with these regulations could result in significant financial penalties, operational disruptions, revocation of business licenses, or restrictions on cross-border operations. As a result, we may be required to adjust our data handling practices, enhance internal compliance measures, and allocate additional resources to meet evolving regulatory requirements in China.

Since the Network Data Security Management Regulations are now effective, our PRC subsidiaries likely will be required to perform annual data security assessment either by itself or retaining a third-party data security service provider and submit such data security assessment report to the local agency every year. Neither the CAC nor any other PRC regulatory agency or administration has contacted the Company in connection with the PRC subsidiaries. Neither the Company nor the PRC subsidiaries are currently required to obtain regulatory approval from the CAC nor any other PRC authorities. However, there remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Measures for Cybersecurity Review (2021). We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. Our PRC subsidiaries currently have obtained all material permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations in the PRC, including the business license. In the event that the applicable laws, regulations or interpretations change such that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we cannot guarantee whether we can complete the registration process in a timely manner, or at all. If we inadvertently conclude that such approval is not required, fail to obtain and maintain such approvals, licenses or permits required for our business or respond to changes in the regulatory environment, we could be subject to liabilities, penalties and operational disruption, which may materially and adversely affect our business, operating, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

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On February 17, 2023, the CSRC released the Trial Measures, which came into effect on March 31, 2023, and five supporting guidelines. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure to the CSRC. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice of the Arrangements for the Recordation-Based Administration of Overseas Offering and Listing by Domestic Enterprises.

On February 5, 2024, we received approval from the CSRC regarding our completion of the required filing procedures for our initial public offering, which was closed on February 6, 2025. In addition, if we do not maintain the approvals, or applicable laws, regulations, or interpretations change such that we are required to obtain other permission and approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend the relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the operations, limit our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our Class A Ordinary Shares or impair our ability to raise money.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. Decisions of the Privy Council (which is the final Court of Appeal for British Overseas Territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly persuasive but not binding authority. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and all of our assets are located outside of the United States. In addition, a majority of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC, see “Enforceability of Civil Liabilities.”

Shareholder claims, including securities law class actions and fraud claims, are common in the United States and are generally difficult to pursue as a matter of law or practicability in China. For example, in China, there are significant legal and other barriers to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States have not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.

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CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

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DESCRIPTION OF ORDINARY SHARES

HCAI is an exempted company incorporated under the Companies Act. The share capital of the Company is 2,083,333,334 Ordinary Shares, comprising of 1,666,666,667 Class A Ordinary Shares and 416,666,667 Class B Ordinary Shares. All of our issued Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered book-entry form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. As of the date of this prospectus, there are 629,167 Class A Ordinary Shares and 533,333 Class B Ordinary Shares issued and outstanding.

The following is a summary of material provisions of our currently effective amended and restated memorandum of association and articles of association (the “Memorandum and Articles of Association”), as well as the Companies Act (as revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands, insofar as they relate to the material terms of our Ordinary Shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire Memorandum and Articles of Association, which have been filed with the U.S. Securities and Exchange Commission as exhibits to our Annual Report on Form 20-F (File No. 001-42505), initially filed with the U.S. Securities and Exchange Commission on May 13, 2026.

General

The share capital of the Company is 2,083,333,334 Ordinary Shares, comprising of 1,666,666,667 Class A Ordinary Shares and 416,666,667 Class B Ordinary Shares. All of our issued Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered book-entry form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares.

As of the date of this prospectus, there are 629,167 Class A Ordinary Shares and 533,333 Class B Ordinary Shares issued and outstanding.

Each Class A ordinary share in the Company confers upon the shareholder:

●	the right to one (1) vote at a meeting of the shareholders of the Company or on any resolution of shareholders.

Each Class B ordinary share in the Company confers upon the shareholder:

●	the right to thirty (30) votes at a meeting of the shareholders of the Company or on any resolution of shareholders.

Description of Ordinary Shares

Type of Securities

Each Class A Ordinary Share and each Class B Ordinary Share has a par value of US$0.0000375. The number of Ordinary Shares that have been issued as of the last day of the financial year ended December 31, 2025, is provided on the cover of the annual report on Form 20-F filed on May 13, 2026. Our Ordinary Shares may be held in either certificated or uncertificated form.

On December 8, 2025, our shareholders passed an ordinary resolution to approve a share combination of the Class A Ordinary Shares and Class B Ordinary Shares at a ratio of not less than 1-for-2 and not more than 1-for-250, with the final ratio to be determined by our board of directors at any time after approval by the shareholders (the “Reverse Share Split”) and to authorize our board of directors to implement such Reverse Share Split at its discretion at any time prior to the one-year anniversary of the general meeting at which the shareholders’ resolution was passed. On March 24, 2026, our board of directors resolved to effect the Reverse Share Split at a 1-for-30 ratio, such that every thirty (30) issued Ordinary Shares were combined into one (1) issued Ordinary Share, with fractional shares rounded to the nearest whole share. The Reverse Share Split became effective for trading on the Nasdaq Capital Market on April 13, 2026. Following the Reverse Share Split, the number of issued and outstanding Class A Ordinary Shares of the Company was reduced from 18,897,500 Class A Ordinary Shares to approximately 629,167 Class A Ordinary Shares and the number of outstanding Class B Ordinary Shares of the Company was reduced from 16,000,000 Class B Ordinary Shares to approximately 533,333 Class B Ordinary shares. Following implementation of the Reverse Share Split, our authorized share capital is 2,083,333,334 Ordinary Shares, comprising of 1,666,666,667 Class A Ordinary Shares, par value of US$0.0000375 per share and 416,666,667 Class B Ordinary Shares, par value of US$0.0000375 per share.

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Preemptive Rights

Our Ordinary Shares are not subject to any pre-emptive or similar rights under either Companies Act, or our Memorandum and Articles of Association.

Rights of Ordinary Shares

Ordinary Shares

The Company is authorized to issue 2,083,333,334 ordinary shares, comprising of 1,666,666,667 Class A Ordinary Shares and 416,666,667 Class B Ordinary Shares. of a par value of US$0.0000375 each. Subject to applicable laws of the Cayman Islands and subject to the provision if any, in that behalf of the Memorandum and without prejudice to any rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of share capital or otherwise as the Company may, from time to time in a general meeting determine, and to such persons, at such times and on such other terms as the Directors think proper.

The Directors may authorise the division of shares into any number of classes and series and the different classes and series shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes and series (if any) and the relevant Functional Currency thereof shall be fixed and determined by the Directors. The pro rata portion of the Company’s assets that may be attributed to each class or series may be invested together with the pro rata portion of the Company’s assets that may be attributed to each other class or series as designated from time to time.

Our directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason. The Company shall not issue shares to bearer. The Directors may resolve to accept non-cash assets in satisfaction (in whole or in part) of the subscription price or the issue price of any shares.

Dividends

Subject to the provisions of the Companies Act and our Memorandum and Articles of Association, our directors may declare dividends and distributions on shares in issue and authorise payment of the dividends or distributions out of the funds of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the Company’s share premium account or as otherwise permitted by the Companies Act.

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the par value of the shares that a member holds. If any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Our directors may deduct from any dividend or distribution payable to any member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

Our directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, our directors may settle the same as they think expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the basis of the value so fixed in order to adjust the rights of all members and may vest any such specific assets in trustees as may seem expedient to the directors.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on our register of members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

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No dividend or distribution shall bear interest against the Company. Any dividend which cannot be paid to a member and/or which remains unclaimed after six months from the date of declaration of such dividend may, in the discretion of the directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the member. Any dividend which remains unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

Voting Rights

On a show of hands, every member present in person or by proxy shall have one vote. On a poll, each member present in person or by proxy shall have one (1) vote for each Class A Ordinary Share of which he is the holder and thirty (30) for each Class B Ordinary Share of which he is the holder. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Company’s register of members.

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court, and any such committee or other person may, on a poll, vote by proxy. No member shall be entitled to vote at any general meeting of the Company unless all calls or other sums presently payable by him in respect of his voting Ordinary Shares in the Company have been paid.

On a poll votes may be given either personally or by proxy. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Company. Each member, other than a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)), may only appoint one proxy on a poll.

The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the Company’s registered office or at such other place as is specified for that purpose in the notice convening the meeting not less than forty-eight hours before the time for holding the meeting or adjourned meeting (subject to the discretion of the directors to reduce this period from forty-eight hours to the time of the holding of the meeting) at which the person named in the instrument proposes to vote, and in default the instrument of proxy may not be treated as valid.

An instrument appointing a proxy may be in any usual or common form as the directors may approve. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. A resolution in writing signed by all the members for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held and may consist of several documents in the like form each signed by one or more of the members.

Meetings and Consents of Shareholders

The directors may, whenever they think fit, convene an extraordinary general meeting. If, at any time, there are not sufficient directors capable of acting to form a quorum, any director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings are to be convened by directors.

General meetings shall also be convened on the requisition in writing of any member or members entitled to attend and vote at general meetings of the Company holding shares representing at least ten percent of the voting rights of the issued and paid up shares carrying the right to attend and vote at a general meeting of the Company deposited at the Company’s registered office specifying the general nature of the business to be carried out at the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the directors to convene the general meeting shall be reimbursed to them by the Company.

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No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, a quorum shall be the presence, in person or by proxy, of one or more members holding Ordinary Shares that represent at least one-third of voting rights of the issued and paid-up Ordinary Shares carrying the right to attend and vote thereat.

If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. in any other case, it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the members present and entitled to vote shall form a quorum.

The directors may, in their discretion, (i) permit attendance at and participation in any general meeting of the Company by means of video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all persons participating in a meeting are capable of hearing and being heard by each other (“Communication Facilities”) and/or (ii) determine that any general meeting shall, through the aid of Communication Facilities, be held in more than one place. Without limiting the generality of the foregoing, the directors may determine that any general meeting may be held as a virtual meeting in accordance with our Memorandum and Articles of Association. The notice of any general meeting at which Communication Facilities will be utilised shall disclose the Communication Facilities that will be used, including the procedures to be followed by any person who wishes to utilise such Communication Facilities for the purposes of attending, participating in and/or voting at such meeting.

The chairman, if any, of our board of directors shall preside as chairman at every general meeting of the Company. If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any director or person nominated by the directors shall preside as chairman, failing which the members present in person or by proxy shall choose any person present to be chairman of that meeting.

The chairman of any general meeting shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairman of such general meeting, in which event the following provisions shall apply:

(a)	the chairman of the meeting shall be deemed to be present at the meeting; and

(b)	if the Communication Facilities are interrupted or fail for any reason to enable the chairman of the meeting to hear and be heard by all other persons participating in the meeting, then the other directors present at the meeting shall choose another director present to act as chairman of the meeting for the remainder of the meeting; provided that if no other director is present at the meeting, or if all the directors present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the directors.

The chairman of any general meeting may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

The directors may cancel or postpone any duly convened general meeting, except for general meetings requisitioned by the members, for any reason or for no reason, and shall, as soon as practicable after the determination to cancel or postpone such meeting is made, give notice in writing to the members of such cancellation or postponement. A postponement may be for a stated period of any length or indefinitely as the directors may determine.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or one or more members present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

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If a poll is duly demanded it shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. If, through the aid of Communication Facilities, the meeting is held in more than one place, the chairman of the meeting may appoint scrutineers in more than one place, but if the chairman of the meeting considers that the poll cannot be monitored effectively at the meeting, the chairman of the meeting may adjourn the meeting to a place (or places), date and time at which the chairman of the meeting believes it will be possible for the poll to be monitored effectively.

All questions submitted to a meeting shall be decided by an ordinary resolution except where a greater majority is required by our Memorandum and Articles of Association or by the Companies Act or is otherwise specified in the notice of meeting. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote and the resolution in question shall not be passed.

A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith; a poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

Appointment and Removal of Directors

The Company may by ordinary resolution appoint any person to be a director or may by ordinary resolution remove any director. Our board of directors may appoint any person to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed as the maximum number of directors.

Calls on Shares and Liens

The directors may, from time to time, make calls upon the members in respect of any moneys unpaid on their Shares. Each member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of six per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the directors shall be at liberty to waive payment of that interest wholly or in part.

The provisions as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

The directors may make arrangements on the issue of shares for a difference between the holders in the amount of calls to be paid and in the times of payment. The directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him; and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate as may be agreed upon between the member paying the sum in advance and the directors.

The Company shall have a lien on every share (not being a fully-paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a lien on all shares (other than fully-paid shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the directors may, at any time, declare any share to be wholly or in part exempt. The Company’s lien, if any, on any share shall extend to all dividends payable thereon.

The Company may sell, in such manner as the directors think fit, any shares in which the Company has a lien, but no sale shall be made unless some amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the persons entitled thereto by reason of his death or bankruptcy.

For giving effect to any such sale, the directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

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Redemption, Purchase and Surrender of Own Shares

Subject to the provisions of the Companies Act, the Company may issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or at the option of a member, on such terms and in such manner as the directors may, at the time of or before the issue of such shares, determine, or as may otherwise be determined from time to time. The directors may levy a charge of such amount as they may from time to time determine on the redemption of shares of any class or series which are redeemed within such periods of the date of issue or in such other circumstances as the directors may from time to time determine. Such charge may be waived by the directors or paid to the Company or to such other person as the directors may determine.

The timing of payments to a redeeming member of the redemption proceeds to which such redeeming member is entitled upon a redemption of shares, the amounts of each such payment, the currency in which such redemption proceeds shall be paid and the extent to which amounts may be withheld therefrom and the interest (if any) to be applied thereto shall be determined by the directors from time to time.

Amounts payable to a redeeming member in connection with the redemption of shares may be paid in cash (unless the directors determine to pay the redemption price (or any amount thereof) by way of delivery of assets in specie) and normally will be posted or sent by wire transfer upon the redeeming member’s request and at his expense. The nominal value of shares may be redeemed out of the proceeds arising from the issue of an equal number of shares and the premium (if any) on such shares shall be paid from the Company’s share premium account provided always that at the discretion of the directors such shares may be redeemed out of the profits of the Company which would otherwise have been available for dividends and any premiums thereon may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

Upon the redemption of a share being effected, the redeeming member shall cease to be entitled to any rights in respect thereof (excepting always the right to receive a dividend which has been declared in respect thereof prior to such redemption being effected or any redemption proceeds payable) and accordingly his name shall be removed from the Company’s register of members with respect thereto and the share shall be available for re-issue as an unclassified Share and until re-issue shall form part of the unissued share capital of the Company.

Upon the redemption of any shares being effected, the directors shall have the power to divide in specie the whole or any part of the assets of the Company and appropriate such assets in satisfaction or part satisfaction of the redemption price to one or more redeeming members or members being compulsorily redeemed on such terms as they may determine.

Subject to the provisions of the Companies Act, the Company may purchase its own shares (including any redeemable shares) on such terms and in such manner as the directors may determine and agree with a member. Subject to the Companies Act, the Company may accept the surrender for no consideration of any fully paid share (including any redeemable share) on such terms and in such manner as the directors may determine.

Transfer of Shares

In respect of any shares that are listed on the Nasdaq Capital Market or on any stock exchange in the United States (a “Designated Stock Exchange”) for the time being, and provided that such transfer complies with the Designated Stock Exchange Rules, a member may transfer shares to another person by completing an instrument of transfer:

(a)	in a form prescribed by the Designated Stock Exchange; or

(b)	otherwise in any common form or any form approved by the directors which is executed by or on behalf of that member, where the shares are fully paid, or by or on behalf of that member and the transferee, where the shares are partly-paid or unpaid.

In respect of any shares that are listed on a Designated Stock Exchange for the time being, the directors may decline to register any transfer of any share, unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the directors may from time to time require, is paid to the Company in respect thereof; and

(e)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

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In respect of shares that are not listed on a Designated Stock Exchange for the time being, no transfer shall be permitted without the consent of the directors, which may be withheld for any or no reason. The registration and transfer of shares may be suspended at such times and for such periods as the directors may from time to time determine, subject to the requirements of the Designated Stock Exchange Rules (including as to notice).

The legal personal representative of a deceased sole holder of a share shall be the only person that may be recognised by the Company as having title to the share. In the case of a share registered in the name of two or more holders, the survivor or the legal personal representative of the deceased survivor shall be the only person recognised by the Company as having title to the share.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon such evidence being produced as may from time to time be required by the directors, have the right either to be registered as a member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any share, or (except only as is otherwise provided by the Companies Act) any other rights in respect of any share other than an absolute right to the entirety thereof in the registered holder.

Liquidation Rights

If the Company shall be wound up, and the assets available for distribution amongst the members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the members in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This is without prejudice to the rights of the holders of shares issued upon special terms and conditions.

If the Company shall be wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Act, divide amongst the members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any asset upon which there is a liability.

Variation of Rights of Shares

If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the votes cast at a separate general meeting of the holders of the shares of that class. To every such separate general meeting all the provisions relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, but so that the necessary quorum shall be one or more persons at least holding or representing by proxy one-third of the issued shares of the relevant class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those members who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the shares of that class, every member of the class present in person or by proxy may demand a poll and shall on a poll have one vote for each share of the class held by him.

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For the purposes of convening and holding a meeting, the directors may treat all the classes or any two or more classes as forming one class if they consider that the variation of the rights attached to such classes proposed for consideration at such meeting is the same variation for all such relevant classes, but in any other case shall treat them as separate classes.

The rights conferred upon the holders of the shares of any class shall not, unless otherwise provided by the terms of issue of the shares of that class, be deemed to be varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase by the Company of shares of any other class.

Limitations on the Rights to Own Ordinary Shares

There are no limitations under the laws of the Cayman Islands or under the Memorandum and Articles of Association that limit the right of non-resident or foreign owners to hold or vote Ordinary Shares.

Anti-Takeover Provisions

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to allot, issue, grant options over or otherwise dispose of shares with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of share capital or otherwise.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for what they believe in good faith to be in the best interests of our Company.

Ownership Threshold

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “HCAI”. On June 2, 2026, the last reported sale price per share for our Class A ordinary shares on the Nasdaq Capital Market as reported was $7.85.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A ordinary shares and Class B ordinary shares is Transshare Corporation, 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase Class A ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with Class A ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Class A ordinary shares, the number of Class A ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our Class A ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our Class A ordinary shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of TFGL. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Class A ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

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●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

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●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of TFGL, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

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Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of TFGL; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

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Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

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●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

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Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Class A ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

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DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

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DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Class A ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase Class A ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Class A ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or Class A ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Class A ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Class A ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

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TAXATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of the shares or on an instrument of transfer in respect of a share, except that stamp duty will be payable on an instrument of transfer if it is executed in, or an original copy or brought into, the Cayman islands and save for those which hold interests in land in the Cayman Islands.

United States Federal Income Tax Considerations

Information regarding United States Federal Income Tax Considerations is set forth under the heading “10.E. Taxation - United States Federal Income Tax Considerations” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$27,620
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2025.

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LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Mourant Ozannes (Cayman) LLP. Certain legal matters as to PRC law will be passed upon for us by Shanghai Xiading Law Firm. Ortoli Rosenstadt LLP may rely upon Mourant Ozannes (Cayman) LLP with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended December 31, 2025, 2024 and 2023, incorporated by reference in this prospectus have been so included in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, given their authority as experts in accounting and auditing. The office of Audit Alliance LLP is located in Singapore.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides fewer protections to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Shanghai Xiading Law Firm, our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

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According to the Civil Procedure Law of the PRC (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the PRC, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the PRC, or in accordance with the principle of reciprocity.

If the people’s courts are of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the PRC or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the PRC or in accordance with the principle of reciprocity, then the people’s court shall issue a ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which order shall be implemented in accordance with the relevant laws. A judgment or ruling that violates the basic principles of the laws of the PRC or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the PRC, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the PRC or in accordance with the principle of reciprocity.

Mourant Ozannes (Cayman) LLP, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Mourant Ozannes (Cayman) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction may be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We believe that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 13, 2026;

●	the description of our Class A ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on February 4, 2025, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Room 201, 2nd Floor

No. 6395 Hutai Road, Baoshan District

Shanghai, China

+852 9579 1074

lubin@huachenaipmt.com

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and prior to March 18, 2026, we were exempt from the provisions of Section 16(a) of the Exchange Act, requiring our directors, executive officers and principal shareholders to file public reports of their beneficial ownership of, and transactions in, our equity securities, as well as from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act. However, on December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating that directors and officers of foreign private issuers file reports under Section 16(a) of the Exchange Act (Forms 3, 4 and 5) to disclose their beneficial ownership interests and changes therein, effective March 18, 2026. Accordingly, our directors and executive officers are now subject to the reporting requirements of Section 16(a). However, our officers, directors and principal shareholders remain exempt from the short-swing profit recovery provisions of Section 16(b) of the Exchange Act and related rules with respect to their purchases and sales of our securities. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own willful neglect or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1*	Form of Underwriting Agreement
4.1	Description of Securities (incorporated herein by reference to Exhibit 2.1 to the Annual Report on Form 20-F for the year ended December 31, 2025 filed with the SEC on May 13, 2026)
4.2+	Form of Senior Debt Indenture
4.3+	Form of Subordinated Debt Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Unit Agreement (including unit certificate)
4.9*	Form of Rights Agreement (including rights certificate)
4.9*	Form of Share Purchase Contract
4.10*	Form of Share Purchase Unit
5.1+	Opinion of Mourant Ozannes (Cayman) LLP, Cayman Islands counsel of Huachen AI Parking Management Technology Holding Co., Ltd, regarding the validity of securities being registered
5.2+	Opinion of Ortoli Rosenstadt LLP, United States counsel of Huachen AI Parking Management Technology Holding Co., Ltd, regarding the validity of debt securities being registered
23.1+	Consent of Audit Alliance LLP
23.2+	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)
23.3+	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
23.5+	Consent of Shanghai Xiading Law Firm
24.1+	Power of Attorney (included on the signature page to this Registration Statement)
25.1**	Form of T-1 Statement of Eligibility (senior indenture)
25.2**	Form of T-1 Statement of Eligibility (subordinated indenture)
107+	Filing Fee Table

+	Filed herewith
*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)	Not applicable.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)	Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on June 5, 2026.

Huachen AI Parking Management Technology Holding Co., Ltd

Date: June 5, 2026	By:	/s/ Bin Lu
Bin Lu
Chief Executive Officer and Director (Principal Executive Officer)

Date: June 5, 2026	By:	/s/ Lei Shen
Lei Shen
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Bin Lu, and each of them, individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Bin Lu	Chief Executive Officer, Chairman of the Board and Director	June 5, 2026
Bin Lu	(Principal Executive Officer)

/s/ Lei Shen	Chief Financial Officer and Director	June 5, 2026
Lei Shen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dennis Tao Chen	Director (Chairwoman)	June 5, 2026
Dennis Tao Chen

/s/ Jing Wang	Director	June 5, 2026
Jing Wang

/s/ Chao Xu	Director	June 5, 2026
Chao Xu

*By:	/s/ Bin Lu
	Name:	Bin Lu
Attorney-in-fact

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3, in the City of New York, New York, on June 5, 2026.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

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